UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Aqua America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 8, 2015.

Meeting Information
AQUA AMERICA, INC.	Meeting Type:	Annual Meeting
	For holders as of:	March 9, 2015
	Date: May 8, 2015	Time: 8:30 a.m., EDT
Location: Drexelbrook Banquet & Corporate Events Center
4700 Drexelbrook Drive Drexel Hill, Pennsylvania 19026

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  NOTICE AND PROXY STATEMENT              ANNUAL REPORT

  How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: At the meeting, you will need to request a ballot to vote these shares. You may use this page as an Admission Ticket to enter the meeting.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends that you vote FOR ALL of the following nominees for director:
1. To consider and take action on the election of seven nominees for directors.

Nominees:
01) 02) 03) 04)	Nicholas DeBenedictis 05) William P. Hankowsky Michael L. Browne 06) Wendell F. Holland Richard H. Glanton 07) Ellen T. Ruff Lon R. Greenberg

The Board of Directors recommends you vote FOR the following proposals:

2.        To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2015 fiscal year.

3.        To consider and take action on an advisory vote on the Company’s executive compensation program.

The Board of Directors recommends you vote AGAINST the following proposals:

4.        To consider and take action on a shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company’s respect for and commitment to the human right to water, if properly presented at the meeting.

5.        To consider and take action on a shareholder proposal requesting that the Board of Directors create a policy in which the Board of Directors seek shareholder approval of any future extraordinary retirement benefits for senior executives, if properly presented at the meeting.